SCHEDULE 14A INFORMATION

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

Allergan, Inc.

(Name of Registrant as Specified In Its Charter)

Pershing Square Capital Management, L.P.

PS Management GP, LLC

William A. Ackman

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADVANCING ALLERGAN

PERSHING SQUARE

HOME | WEBCAST | NOMINEES | SHAREHOLDER MATERIALS | NEWS RELEASES | ALLERGAN BY-LAWS | MEDIA CONTACTS

VALEANT AND ALLERGAN: CREATING VALUE TOGETHER

On April 22, 2014, Valeant Pharmaceuticals International and Pershing Square Capital Management announced their joint bid for Allergan. As Allergan's largest shareholder, Pershing Square is working to maximize value for all Allergan shareholders. To date, Allergan has been unwilling to engage in discussions with Valeant or Pershing Square, which have twice increased their bid. The combination of Valeant and Allergan is not only financially compelling, it also creates a company better positioned to develop and advance new drugs around the world. Because Allergan's Board of Directors has consistently refused to negotiate, on June 18, 2014, Valeant commenced an exchange offer for the common stock of Allergan and is taking its May 30th proposal directly to Allergan stockholders.

VIEW WEBCAST & PRESENTATION

MEET THE NOMINEES

Betsy Atkins | Cathleen P. Black | Fredric N. Eshelman | Steven J. Shulman | David A. Wilson | John J. Zillmer

Learn more about Pershing Square's nominees to the Board of Directors.

CLICK FOR BIOS

HOW TO CALL A SPECIAL MEETING

SHAREHOLDERS | DTC PARTICIPANTS

FORMS TO COMPLETE TO BECOME A PROPOSING PERSON AND CALL A SPECIAL MEETING OF SHAREHOLDERS

- Solicitation Statement
- Request Form to Call a Special Meeting
- Exhibit B-1 - DTC Instruction Letter
- Exhibit B-2 – CEDE & Co. Meeting Request
- Exhibit C - Verification Letter
- Exhibit D - WHITE Proxy Card

VIEW ALL FORMS

QUESTIONS

- Why is Pershing Square asking shareholders to call a special meeting?
- What are you asking me to do?
- What steps must each Allergan shareholder take?
- What steps must each DTC Participant take?
- What is the record date for the calling of a special meeting?
- How many shares do you need you call a special meeting?

SEE ALL FAQS

TIMELINE

Since Valeant Pharmaceuticals International and Pershing Square Capital Management announced their joint bid for Allergan April 22, Allergan's Board of Directors has declined to engage with either Valeant or PSCM, its largest shareholder. This timeline traces the progression of the bid since its announcement and the steps Valeant and Pershing Square have taken to encourage productive discussions with the Allergan Board.

04-22-14

VALEANT AND PERSHING SQUARE ANNOUNCE PARTNERSHIP TO ACQUIRE ALLERGAN

Valeant and Pershing Square announce partnership to acquire Allergan ($48.30 + 0.83 share of VRX) Pershing Square's Presentation. Allergan adopts a poison pill Read More

05-13-14

ALLERGAN REJECTS TAKEOVER BID

Allergan rejects takeover bid; Pershing Square seeks list of Allergan stockholders and the next day files preliminary proxy to launch process to hold informal shareholder referendum on the bid.

05-19-14

PERSHING SQUARE URGES ALLERGAN TO HIRE INDEPENDENT COUNSEL

Pershing Square urges Allergan to hire independent counsel, arguing Allergan's CEO is conflicted because he will lose his leadership role at the company and likely his job as a result of the transaction Read More

© 2014 Pershing Square Capital Management

Why Is Pershing Square Asking Shareholders To Call A Special Meeting?

Pershing Square is asking shareholders to call a special meeting in order to vote on the eight proposals discussed below.

The proposals seek to (1) replace certain members of the Allergan board of directors that Pershing Square believes lack the objectivity necessary to act in the best interests of shareholders with respect to Valeant's proposal to acquire Allergan, (2) appoint (irrespective of whether proposal 1 is passed) six new directors to the Allergan board, (3) amend the Allergan bylaws to simplify the mechanics for calling a special meeting, (4) amend the Allergan bylaws to provide mechanics for calling a special meeting if no directors or less than a majority of directors are then in office, (5) amend the Allergan bylaws to provide simplified mechanics for nominating directors or proposing business at any annual meeting, (6) amend the Allergan bylaws to fix the authorized number of directors at nine directors, (7) repeal any bylaws adopted without shareholder approval after Allergan's 2014 annual meeting and up to and including the date of the special meeting (other than any amendment approved at the special meeting) and (8) pass a non-binding resolution encouraging the Board to promptly engage in good faith discussions with Valeant regarding Valeant's offer to merge with Allergan.

If Pershing Square is successful in calling the meeting, shareholders would have the ability to vote for, against or abstain from voting on each of the proposals.

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What Are You Asking Me To Do?

We are asking you to (1) either transfer or purchase at least one share of Allergan common stock and deposit in record name on books of Allergan's transfer agent, Wells Fargo Bank, (2) complete, sign and date your Special Meeting Request Form, (3) complete, sign and date your WHITE Proxy Card, (4) arrange for the execution of the Cede & Co. Meeting Request, and (5) arrange for the execution of the Verification Letter, as applicable, and return each of them to D.F. King & Co. Each of these documents and instructions for completing these documents may be found here. What do I need to do to become a Proposing Person?

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What Steps Must Each Allergan Shareholder Take?

First, you should either transfer or purchase at least one share of Allergan common stock and deposit in record name on books of Allergan's transfer agent, Wells Fargo Bank.

Second, you should complete, sign and date your Special Meeting Request Form and your WHITE Proxy Card.

Third, to effect the execution of the Cede & Co. Meeting Request and Verification Letter, you will need to:

- arrange for your DTC participant(s) to instruct DTC to cause Cede & Co., as nominee of DTC, to sign and return the Cede & Co. Meeting Request to your DTC participant(s);
- arrange for your DTC participant(s) to sign the Verification Letter with respect to your shares of Allergan common stock.

Fourth, once you receive the executed Cede & Co. Meeting Request and executed Verification Letter from your DTC participant, you should send the Cede & Co. Meeting Request and Verification Letter, along with the executed Special Meeting Request Form, WHITE Proxy Card and the record holder verification (copy of certificate or statement of ownership from Wells Fargo Bank, Allergan's transfer agent), to D.F. King.

If you have any questions about completing, executing and dating your Special Meeting Request Form or WHITE Proxy Card, causing your Cede & Co. Meeting Request or Verification Letter to be executed and returned to you or delivering each of the four documents to D.F. King, or otherwise require assistance, please contact D.F. King at the address and telephone numbers below:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005
Toll-free: (800) 859-8511
Banks and brokers: (212) 269-5550

SOLICITATION OF WRITTEN REQUEST FOR SPECIAL MEETING IN CONNECTION WITH THE

CALLING OF A SPECIAL MEETING OF SHAREHOLDERS OF

ALLERGAN, INC.

SOLICITATION STATEMENT

OF

THE REQUESTING SHAREHOLDER

To the Shareholders of Allergan, Inc.:

This Solicitation Statement (this “Solicitation Statement”), the enclosed form of Special Meeting Request attached as Exhibit A (the “Special Meeting Request Form”), the enclosed form of instruction letter to The Depository Trust Company (“DTC”) attached as Exhibit B-1 (the “DTC Instruction Letter”), the enclosed form of written request for a special meeting from DTC’s nominee attached as Exhibit B-2 (the “Cede & Co. Meeting Request”), the enclosed form of letter from the brokerage firm, bank nominee or other institution that is the holder of record of your shares of Company Common Stock (“DTC participant”) verifying your beneficial ownership of Company Common Stock attached as Exhibit C (the “Verification Letter”) and the accompanying WHITE Proxy Card attached as Exhibit D (the “WHITE Proxy Card”) are being furnished to you as a shareholder of Allergan, Inc., a Delaware corporation (the “Company” and/or “Allergan”), by and on behalf of PS Fund 1, LLC, a Delaware limited liability company (the “Requesting Shareholder,” “PS Fund 1,” “we,” “our” or “us”), for the purpose of soliciting revocable proxies from shareholders of the Company to empower us to deliver to the Company’s Secretary your Special Meeting Request Forms and Cede & Co. Meeting Requests to call a special meeting of the Company’s shareholders for the purposes described below (the “Special Meeting”), along with Verification Letters, as applicable.

Pursuant to the Company’s Amended and Restated Certificate of Incorporation, effective May 9, 2014 (the “Charter”), and the Company’s Amended and Restated Bylaws, effective May 9, 2014 (the “Bylaws”), the calling of the Special Meeting requires the written request of holders of record of at least 25% of the outstanding shares of common stock of the Company, par value $0.01 per share (“Company Common Stock”), at the time the request is validly submitted (the “Requisite Percentage”) subject to and in compliance with Article 10 of the Charter and Article II, Section 3 of the Bylaws.

In addition, pursuant to the Bylaws, one or more written requests must be signed by Proposing Persons (as defined in the Bylaws) that are holders of record of at least one share of Company Common Stock and have a combined Net Long Beneficial Ownership (as defined in the Bylaws) of at least the Requisite Percentage (such holders, the “Requisite Holders”).

The Special Meeting Request Forms, the DTC Instruction Letters, the Cede & Co. Meeting Requests, the Verification Letters and the WHITE Proxy Cards are being provided to you for the purpose of calling the Special Meeting. The DTC Instruction Letter and the Cede & Co. Meeting Request are to be completed by your DTC participant(s), upon your direction, and the Cede & Co. Meeting Request will be executed by Cede & Co., as DTC’s nominee, upon DTC’s receipt of a duly executed DTC Instruction Letter from your DTC participant(s) on your behalf. Beneficial owners of shares of Company Common Stock who wish to become Proposing Persons but do not currently hold any shares of Company Common Stock in record (certificated) form must transfer into the name of such Proposing Person, or purchase in the name of such Proposing Person, at least one share of Company Common Stock.

The date of this Solicitation Statement is July 11, 2014. This Solicitation Statement, the enclosed Special Meeting Request Form, the enclosed DTC Instruction Letter, the enclosed Cede & Co. Meeting Request, the enclosed Verification Letter and the accompanying WHITE Proxy Card are first being sent or given to shareholders on or about July 11, 2014.

EXHIBIT A

SPECIAL MEETING REQUEST FORM

ALLERGAN, INC.

2525 Dupont Drive

Irvine, CA 92612

Attention:    Matthew J. Maletta

Associate General Counsel and Secretary

Re:	Request for Special Meeting of Shareholders of Allergan, Inc. (the “Company”)

Ladies and Gentlemen:

Pursuant to Article 10 of the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) and Article II, Section 3 of the Company’s Amended and Restated Bylaws (the “Bylaws”), this letter constitutes a Special Meeting Request (as defined in the Bylaws) of the undersigned Proposing Person (as defined in the Bylaws) requesting the Secretary of the Company to call a special meeting of the Company’s shareholders (the “Special Meeting”) for the purposes of considering and voting upon the proposals (collectively, the “Proposals”) set forth in full under “Plans for the Special Meeting” in the solicitation statement filed by PS Fund 1, LLC (“PS Fund 1”) on , 2014 (the “Solicitation Statement”), which Proposals are incorporated herein by reference as if set forth in full herein.

The Proposing Person is making this request because the Proposing Person believes adoption of the Proposals will enhance shareholder value. The Proposing Person requests that the Special Meeting be held as soon as possible, and in any event within 45 days, after Special Meeting Requests from holders with a Net Long Beneficial Ownership (as defined in the Bylaws) of at least 25% of the outstanding shares of common stock of the Company (“Company Common Stock”) are delivered to the Company’s Secretary.

The information in Attachment A and Appendix 1, as they may be updated, amended or supplemented from time to time, is incorporated herein by reference as if set forth in full herein. In addition, the information in the Solicitation Statement (including its Annexes and Exhibits) and in Special Meeting Requests submitted by other Proposing Persons, as they may be updated, amended or supplemented from time to time, is incorporated herein by reference as if set forth in full herein, although the Proposing Person notes that it did not prepare that information and thus takes no responsibility for its accuracy or completeness.

The Proposing Person hereby represents that it intends to continuously hold the Subject Shares (as defined in Attachment A) through the date of the Special Meeting contemplated by this Special Meeting Request (and through any date to which such Special Meeting is postponed or adjourned). The Proposing Person remains free to sell any or all of the Subject Shares on or before the date of the Special Meeting, but it acknowledges that any reduction in its Net Long Beneficial Ownership with respect to which this Special Meeting Request relates following the delivery of this Special Meeting Request to the Company’s Secretary shall constitute a revocation of this Special Meeting Request to the extent of such reduction.

The Proposing Person further represents that it (a) is a holder of record of stock of the Company entitled to vote at the Special Meeting, (b) does not intend to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the Proposals or otherwise to solicit proxies from shareholders in support of the Proposals (although it understands that PS Fund 1 intends to do so) and (c) intends to appear by a qualified representative1 at the Special Meeting to propose the Proposals.

[1]	The Proposing Person intends to authorize PS Fund 1 representatives to act as proxy for the Proposing Person to present the Proposals at the Special Meeting, and thus act as the Proposing Person’s qualified representative.

EXHIBIT B-1

DTC INSTRUCTION LETTER

REQUEST TO CALL A SPECIAL MEETING

[Participant Letterhead]

Date:

The Depository Trust Company

55 Water Street

New York, NY 10041

Attn: Proxy Department

RE:	Allergan, Inc. Common Stock, $0.01 Par Value (CUSIP number 018490102)
(DTC Participant account number: )

Gentlemen:

Please cause your nominee, Cede & Co., to sign the attached written request to call a special meeting of shareholders (the “Cede & Co. Meeting Request”), with respect to              shares of the above-referenced securities credited to our DTC Participant account at                     , 2014.

In addition to acknowledging that this request is subject to the indemnification provided for in DTC Rule 6, the undersigned certifies to DTC and Cede & Co. that the information and facts set forth in the attached Cede & Co. Meeting Request are true and correct, including the following:

1.	The number of shares credited to our DTC Participant account that are beneficially owned by our customer.

2.	There have been no prior requests to DTC and Cede & Co. for the execution of a request similar to the attached Cede & Co. Meeting Request with respect to the shares referred to herein credited to our DTC participant for such customer; and

3.	The purposes for the call of the special meeting are as stated in the attached Cede & Co. Meeting Request.

Please make the Cede & Co. Meeting Request available for pick-up by our contact              or Federal Express to              (contact:             ). Our Federal Express account number is             .

EXHIBIT B-2

CEDE & CO. MEETING REQUEST

Cede & Co.

c/o The Depository Trust Company

55 Water Street

New York, NY 10041

Date

Allergan, Inc.

2525 Dupont Drive

Irvine, CA 92612

Attn: Corporate Secretary

Cede & Co., the nominee of The Depository Trust Company (“DTC”), is a holder of record of shares of common stock of Allergan, Inc. (the “Company”). DTC is informed by its Participant,              (the “Participant”), that on the date hereof              of such shares (the “Shares”) credited to Participant’s DTC account are beneficially owned by             , a customer of Participant.

At the request of Participant, on behalf of             , a customer of Participant, Cede & Co., as a holder of record of the Shares, hereby requests that you call a special meeting of the shareholders of the Company (the “Special Meeting”) for the purposes of considering and voting upon the resolutions set forth in full under “Plans for the Special Meeting” in the solicitation statement filed by PS Fund 1, LLC on July 11, 2014, which resolutions are incorporated herein by reference as if set forth in full herein.

The undersigned further requests that the Special Meeting be held as soon as possible, and in any event within 45 days, after Special Meeting Requests from the holders of at least 25% of the outstanding shares of common stock of the Company are delivered to the Company’s Secretary.

While Cede & Co. is furnishing this request as the shareholder of record of the Shares, it does so only at the request of Participant and only as a nominee for the true party in interest,             , a customer of Participant. Cede & Co., has no interest in this matter other than to take those steps which are necessary to ensure that             , a customer of the Participant, is not denied its rights as the beneficial owner of the Shares, and Cede & Co. assumes no further responsibility in this matter.

Very truly yours,
Cede & Co

Dated:	BY:

EXHIBIT C

VERIFICATION LETTER

[BROKERAGE FIRM, BANK NOMINEE OR

OTHER INSTITUTION LETTERHEAD]

[Month] [Day], 2014

To whom it may concern:

This is to confirm that [Brokerage Firm, Bank Nominee or Other Institution] (the “DTC Participant”) currently serves as a Custodian for [Investor Name]. As is typical of a custodian relationship, [Investor Name] can terminate its relationship with [Name of Brokerage Firm, Bank Nominee or other Institution] at any time or appoint other custodians.

As of [Month] [Day], 2014, [Investor Name] held [Number of Shares] shares of Allergan Inc. (CUSIP 018490102) in record name as Cede & Co. through one or more of [DTC Participant’s Name]’s Depository Trust Company account(s).

Please feel free to contact me should you have any questions.

Sincerely,

[Representative Name]

[Name of Brokerage Firm, Bank Nominee or Other Institution]

This letter is specifically limited to the information provided herein relating to each of [Investor Name]’s accounts with [Name of Brokerage Firm, Bank Nominee or Other Institution] as of the date specified. The Investor may also be involved in other transactions with [Name of Brokerage Firm, Bank Nominee or Other Institution] outside of this relationship. The information contained above is provided in good faith by [Name of Brokerage Firm, Bank Nominee or Other Institution] for informational purposes only.

The data presented is static and does not take into account unsettled trades or other client activity that could affect balance information on a particular date. This information does not reflect any securities our client may have at other broker/dealers. Vendor pricing feeds used to aggregate the account value could contain errors that would affect the overall computation of a client’s balance. [Name of Brokerage Firm, Bank Nominee or Other Institution] shall not be held liable for any decisions, transactions, or other business undertaken in reliance of this information.

EXHIBIT D

WHITE PROXY CARD

WHITE PROXY CARD

THIS PROXY IS BEING SOLICITED BY THE REQUESTING SHAREHOLDER AND NOT

BY ALLERGAN OR THE BOARD OF DIRECTORS OF ALLERGAN

Please sign and date your WHITE proxy card and return it in the postage-paid envelope provided or return it to:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Attn: Gordon Algernon

EXHIBIT F-1

CONSENT

I hereby consent (i) to be named in the Solicitation Statement filed by PS Fund 1, LLC on July 7, 2014, and in all amendments or supplements thereto, as a nominee for director of Allergan, Inc., a Delaware corporation, and to all references to me in such capacity, and (ii) to serve as a director of Allergan, Inc. if appointed or elected.

/s/ Betsy Atkins
Name: Betsy Atkins

July 6, 2014

EXHIBIT F-2

CONSENT

I hereby consent (i) to be named in the Solicitation Statement filed by PS Fund 1, LLC on July 7, 2014, and in all amendments or supplements thereto, as a nominee for director of Allergan, Inc., a Delaware corporation, and to all references to me in such capacity, and (ii) to serve as a director of Allergan, Inc. if appointed or elected.

/s/ Cathleen P. Black
Name: Cathleen P. Black

July 6, 2014

EXHIBIT F-3

CONSENT

I hereby consent (i) to be named in the Solicitation Statement filed by PS Fund 1, LLC on July 7, 2014, and in all amendments or supplements thereto, as a nominee for director of Allergan, Inc., a Delaware corporation, and to all references to me in such capacity, and (ii) to serve as a director of Allergan, Inc. if appointed or elected.

/s/ Fredric N. Eshelman
Name: Fredric N. Eshelman

July 6, 2014

EXHIBIT F-4

CONSENT

I hereby consent (i) to be named in the Solicitation Statement filed by PS Fund 1, LLC on July 7, 2014, and in all amendments or supplements thereto, as a nominee for director of Allergan, Inc., a Delaware corporation, and to all references to me in such capacity, and (ii) to serve as a director of Allergan, Inc. if appointed or elected.

/s/ Steven J. Shulman
Name: Steven J. Shulman

July 6, 2014

EXHIBIT F-5

CONSENT

I hereby consent (i) to be named in the Solicitation Statement filed by PS Fund 1, LLC on July 7, 2014, and in all amendments or supplements thereto, as a nominee for director of Allergan, Inc., a Delaware corporation, and to all references to me in such capacity, and (ii) to serve as a director of Allergan, Inc. if appointed or elected.

/s/ David A. Wilson
Name: David A. Wilson

July 6, 2014

EXHIBIT F-6

CONSENT

I hereby consent (i) to be named in the Solicitation Statement filed by PS Fund 1, LLC on July 7, 2014, and in all amendments or supplements thereto, as a nominee for director of Allergan, Inc., a Delaware corporation, and to all references to me in such capacity, and (ii) to serve as a director of Allergan, Inc. if appointed or elected.

/s/ John J. Zillmer
Name: John J. Zillmer

July 6, 2014